Exhibit 10.158

AMENDMENT TO

THE BANK OF NEW YORK COMPANY, INC.

EXCESS BENEFIT PLAN

Amendment to The Bank of New York Company, Inc. Excess Benefit Plan (the “Plan”).

WHEREAS, The Bank of New York Company, Inc. (the “Company”) has adopted the Plan;

WHEREAS, The Bank of New York Mellon Corporation (the “Company”) is the successor in interest by merger to The Bank of New York Company, Inc.;

WHEREAS, Section 17 of the Plan provides that the Committee (as defined in the Plan) may amend the Plan at any time, prospectively or retroactively, except in certain respects not material hereto;

WHEREAS, The Human Resources and Compensation Committee of the Board of Directors of the Company (the “HRCC”) is the successor to the Committee (with the HRCC hereinafter being referred to as the “Committee”), and has been delegated full authority by the Board of Directors to so amend or revise the terms of the plan on behalf of the Compensation Committee of The Bank of New York Company, Inc.;

WHEREAS, in order to avoid certain adverse federal income tax consequences to holders of certain options under the Plan as a result of Section 409A of the Internal Revenue Code relating to deferred compensation, the Committee (as defined in the Plan) desires to implement certain amendments to the Plan;

WHEREAS, the Committee has heretofore delegated authority to amend the Plan for these purposes to the Company’s Chief Executive Officer and has authorized the Chief Executive Officer to further delegate such authority to the Company’s Chief Human Resources Officer; and

WHEREAS, the Company’s Chief Executive Officer has delegated authority to amend the Plan for these purposes to the Company’s Chief Human Resources Officer.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of January 1, 2009:

1. The first paragraph of Section 3 is amended to add the following clause to the end thereof to read as follows:

“, in each case, to the extent such benefit is accrued as of the date of payment of the Benefit hereunder”

2. The first paragraph of Section 11 is amended to add the following clause to the end thereof to read as follows:

“, in each case, to the extent such benefit is accrued as of the date of payment of the Part II Benefit hereunder”

3. A new Section 20 is added to read as follows:

20. Compliance of Plan with Section 409A. Notwithstanding anything to the contrary in this Plan or elsewhere, if a Participant is a “specified employee” as determined pursuant to Section 409A of the Code (“Section 409A”) as of the date of such Participant’s “separation from service” (within the meaning of Treasury Regulation 1.409A-1(h)) and if any payment of a Benefit or a Part II Benefit to such Participant under this Plan both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid in the manner otherwise provided without subjecting the Participant to “additional tax”, interest or penalties under Section 409A, then any such payment that is payable during the first six months following the Participant’s “separation from service” shall be paid or provided to the Participant in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Participant’s “separation from service” occurs or, if earlier, at the Participant’s death. In addition, any payment of a Benefit or Part II Benefit due upon a termination of a Participant’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to the Participant upon a “separation from service”. For the purposes of this Plan, each payment of a Benefit or a Part II Benefit hereunder shall be deemed to be a separate payment.

4. Effectiveness of Amendment. This Amendment shall become effective on the date hereof.

5. Definitions. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

6. Other Provisions Unaffected. Except as modified by this Amendment, the existing provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the 18th day of December, 2008.

THE BANK OF NEW YORK MELLON CORPORATION

/S/ LISA B. PETERS
By:	Lisa B. Peters
Title:	Senior Executive Vice President and
Chief Human Resources Officer